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                      Heritage Series Trust-Small Cap Stock Fund
                                Calculation of Return


                                                  Return Since Inception


       Ending Date                                              10/31/93
       Inception Date                                             5/7/93
                                                              ----------
       Days Since Inception                                          177
                                                              ==========
       Years Since Inception                                        0.48

       Beginning Offering Price                                    15.00

       Ending Net Asset Value                                      15.57
       Annualized return                                           7.99%

       Formula for since inception         (((15.57)/(15.00))^(1/.48))-1


       Beginning NAV                                               14.29

       Ending Net Asset Value                                      15.57
       Cumulative Total Return                                     8.96%

       Formula for since inception                   (15.57-14.29)/14.29
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